Exhibit 23


                    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report, dated January 23, 1997, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Central and Southern Holding Company on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of Central and Southern Holding Company on Form S-8 (File No. 33-82518, effective August 5, 1994 as amended).

                                         PORTER KEADLE MOORE, LLP




                                        Successor to the practice of
                                        Evans, Porter, Bryan & Co.

Atlanta, Georgia
March ______, 1997